Exhibit 10.2

EXECUTION VERSION

February 10, 2015

TPG VI Envision, L.P.
c/o TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ronald Cami

TPG VI DE BDH, L.P.
c/o TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ronald Cami

Envision Rx Options Holdings Inc.
8921 Canyon Falls Blvd. Suite 100

Twinsburg, Ohio 44087

Attention: Thomas J. Welsh

Re:          Lockup Agreement

Ladies and Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Rite Aid Corporation, a Delaware corporation (“Parent”), Eagle Merger Sub 1 LLC, a Delaware limited liability company, Eagle Merger Sub 2 LLC, a Delaware limited liability company, TPG VI Envision BL, LLC, a Delaware limited liability company, Envision Topco Holdings, LLC, a Delaware limited liability company and Shareholder Representative Services LLC, solely in its capacity as Sellers’ Representative (as defined in the Merger Agreement).  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.  As a condition to and inducement to Parent entering into the Merger Agreement, each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees to not, and to cause its Affiliates not to, without the prior written consent of Parent (which may be given to one party hereto without being provided to any other party), directly or indirectly, during the period commencing on the Closing Date and ending 180 calendar days after the Closing Date (the “Restricted Period”):

(1)                                 sell, offer, assign, hedge, transfer, pledge, hypothecate, or otherwise encumber or dispose of, by operation of law or otherwise, directly or indirectly, voluntarily or involuntarily (each, a “Transfer”) any shares of Parent Common Stock that the undersigned acquires (including as a permitted transferee in accordance with the terms hereof or the terms of the Merger Agreement) pursuant to the Merger Agreement, including any shares of Parent Common Stock acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares, or any stock dividend or stock distribution in respect of such shares (the “Restricted Securities”), or enter into any contract, option or other arrangement or understanding with respect to any of the foregoing; or

(2)                                 enter into any swap, hedge, put, call or short position or any other agreement or any transaction that is designed to or which would reasonably be expected to lead to or result in, in whole or in part, directly or indirectly, a transfer of the economic consequence of ownership of any of the Restricted Securities, whether such transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

Notwithstanding the foregoing, each of the undersigned may Transfer any Restricted Securities:  (i) as a bona fide gift or charitable contribution, provided that the applicable donee(s) agree in writing to be bound by the restrictions set forth in this letter agreement as if such donee(s) had been an original party hereto, prior to such transfer, (ii) if such undersigned is a partnership, limited liability company or corporation, such undersigned may distribute Restricted Securities to its partners, members, shareholders or other equity owners, provided that the applicable recipient(s) agrees in writing to be bound by the restrictions set forth in this letter agreement as if such recipient(s) had been an original party hereto, prior to such transfer, (iii) to an Affiliate of such undersigned, provided that the applicable recipient(s) agrees in writing to be bound by the restrictions set forth in this letter agreement as if such recipient(s) had been an original party hereto, prior to such transfer, (iv) to any immediate family member or any trust established for the benefit of any such immediate family member, provided that the applicable recipient(s) agrees in writing to be bound by the restrictions set forth in this letter agreement as if such recipient(s) had been an original party hereto, prior to such transfer or (v) in connection with a corporate transaction that is approved by the board of directors of Parent. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding anything to the contrary herein, in the case of TPG VI Envision, L.P. and TPG VI DE BDH, L.P., the term “Affiliates” shall be limited to any affiliated management companies and investment funds.

An attempted Transfer in violation of this letter agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this letter agreement, and shall not be recorded on the stock transfer books of Parent.  In order to ensure compliance with the restrictions referred to herein, each of the undersigned agrees that Parent may issue appropriate “stop transfer” certificates or instructions.  Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Restricted Securities:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCKUP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Promptly following the expiration of the Restricted Period, Parent shall deliver to the undersigned (and any transferee subject to the restrictions of this letter agreement) certificates

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representing Restricted Securities without the restrictive legend described above or withdraw any stop transfer certificates or instructions if certificates had not been previously issued.

Each undersigned understands that Parent is relying upon this letter agreement in entering into the Merger Agreement and proceeding toward consummation of the Merger.  Each undersigned further understands that this letter agreement is irrevocable and shall be binding upon such undersigned’s heirs, legal representatives, successors and assigns.

This letter agreement shall be governed and construed on the same basis as the Merger Agreement, as set forth therein. Any amendment or modification of this letter agreement will be in writing and executed by a duly authorized representative of Parent and each of the other undersigned parties to be subject thereto.

Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and shall be of no further force or effect upon any termination of the Merger Agreement.

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This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Very truly yours,

Rite Aid Corporation

By:	/s/ Darren W. Karst
Name:	Darren W. Karst
Title:	EVP, Chief Financial Officer

Accepted and agreed to
as of the date written above

ENVISION RX OPTIONS HOLDINGS INC.

By:	/s/ Thomas J. Welsh
Name: Thomas J. Welsh
Title: Chief Financial Officer

TPG VI DE BDH, L.P.

By: TPG Advisors VI, Inc., its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG VI ENVISION, L.P.

By: TPG VI AIV SLP SD, L.P., its general partner

By: TPG VI AIV SLP SD Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President